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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              CENTER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            New Jersey                                          52-1273725

   (State or other jurisdiction                              (I.R.S. employer
of incorporation or organization)                         identification number)

                    2455 Morris Avenue, Union, NJ 07083-0007
               (Address of principal executive offices; zip code)

                            ------------------------

                       1999 Employee Stock Incentive Plan
                            (Full title of the plan)

                               Anthony C. Weagley
                           Vice President & Treasurer
                              Center Bancorp, Inc.
                    2455 Morris Avenue, Union, NJ 07083-0007
                                 (609) 419-1500
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

                            ------------------------

                                                    Calculation of Registration Fee
=======================================================================================================================
                                                         Proposed               Proposed
Title of Securities             Amount to be          Maximum Offering      Maximum Aggregate            Amount of
to be Registered                 Registered          Price per Share (2)    Offering Price (2)        Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par
value (1)                   187,950 shares (1)             $15.3125            $2,877,985                   $760
=======================================================================================================================

(1) Plus such additional shares of Common Stock as may be issuable from time to time pursuant to the anti-dilution provisions of the 1999 Employee Stock Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933 on the basis of the average of the high and low sale prices for a share of Common Stock on the National Market System of NASDAQ on May 16, 2000.

================================================================================

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The SEC allows us to "incorporate" into this Registration Statement information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Registration Statement, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Registration Statement, and all future documents filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

                  (a) Our Annual Report on Form 10-K for the year ended December 31, 1999;

                  (b) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

                  (c) The description of our Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the SEC pursuant to
Section 12 of the Exchange Act and filed by the Company with the SEC on June 5, 1996 .

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (3) of Section 3-5 empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys' fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Subsection (4) of Section 3-5 provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) incurred by him in connection therewith.

         Subsection (8) of Section 3-5 provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limit on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director's or officer's acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

         Subsection (9) of Section 3-5 provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

         The Registrant's Restated Certificate of Incorporation contains the following provision regarding indemnification:

         "Every person who is or was a director, officer, employee or agent of the corporation, or of any corporation which he served as such at the request of the corporation, shall be indemnified by the corporation to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director, officer, employee or agent of the corporation, or of such other corporation, whether or not he is a director, officer, employee or agent of the corporation or such other corporation at the time that the expenses or liabilities are incurred."

Item 7.  Exemption From Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

Item 9.  Undertakings

         (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any acts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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         (c) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 17th day of May, 2000.

                                       CENTER BANCORP, INC..



                                       By: /s/ John J. Davis
                                           -------------------------------------
                                           John J. Davis
                                           President and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 17th day of May, 2000.

Signature                                               Title
---------                                               -----

/s/ Charles P. Woodward*                                Chairman of the Board
---------------------------
Charles P. Woodward

/s/ John J. Davis*                                      Director; President and
---------------------------                              Chief Executive Officer
John J. Davis

/s/ Hugo Barth, III*                                    Director
---------------------------
Hugo Barth, III

/s/ Robert L. Bischoff*                                 Director
---------------------------
Robert L. Bischoff

/s/ Alexander A. Bol*                                   Director
---------------------------
Alexander A. Bol

/s/ Brenda Curtis*                                      Director
---------------------------
Brenda Curtis

/s/ Donald G. Kein*                                     Director
---------------------------
Donald G. Kein

/s/ Paul Lomakin, Jr.*                                  Director
---------------------------
Paul Lomakin, Jr.

/s/ Herbert Schiller*                                   Director
---------------------------
Herbert Schiller

/s/ William A. Thompson*                                Director
---------------------------
William A. Thompson

/s/ Anthony C. Weagley                                  Chief Financial and
---------------------------                              Accounting Officer
Anthony C Weagley

*By: /s/ Anthony C. Weagley
     ------------------------------------
     Anthony C. Weagley, Attorney-in-Fact

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                                  EXHIBIT INDEX

         4.1 The Registrant's Certificate of Incorporation is incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         4.2      The Registrant's By-Laws are incorporated by reference to
                  Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998.

         5.1      Opinion of Lowenstein Sandler PC.

         23.1     Consent of KPMG LLP.

         23.2     Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

         24.1     Power of Attorney.








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